As filed with the Securities and Exchange Commission on January 15, 1999

                             REGISTRATION NO. 333 -


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933


                                  BIOGEN, INC.
             (Exact name of Registrant as specified in its charter)

         Massachusetts                                        04-3002117
  (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                               14 Cambridge Center
                               Cambridge, MA 02142
                                 (617) 679-2000
                    (Address of Principal Executive Offices)

                  BIOGEN, INC. 1982 INCENTIVE STOCK OPTION PLAN
                BIOGEN, INC. 1985 NON-QUALIFIED STOCK OPTION PLAN
                           (Full titles of the plans)

                             Michael J. Astrue, Esq.
                        Vice President - General Counsel
                                  Biogen, Inc.
                               14 Cambridge Center
                               Cambridge, MA 02142
                                 (617) 679-2000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of           Amount to be    Proposed        Proposed       Amount
securities         registered(1)   maximum         maximum        registration
to be                              offering price  aggregate      fee
registered                         per share(2)    offering
                                                   price(2)
-------------------------------------------------------------------------------
Common Stock,       2,000,000      $82.09375       $164,187,500   $45,644.13
$.01 par value
===============================================================================

     (1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of (i) the aggregate number of additional shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the 1982 Incentive Stock Option Plan and the 1985 Non-Qualified Stock Option Plan (the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National
Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (January 11, 1999) within 5 business days prior to filing this Registration Statement.

                                EXPLANATORY NOTE


         This Registration Statement relates to the registration of 2,000,000 additional shares of Common Stock authorized for issuance under the Biogen, Inc. 1982 Incentive Stock Option Plan and the Biogen, Inc. 1985 Non-Qualified Stock Option Plan. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (c) The Company's Reports on Form 8-K filed March 16,1998, April 8, 1998, May 7, 1998 and December 23, 1998.

         (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin") and certain members of their families and trusts for their benefit own an aggregate of approximately 2,150 shares of Common Stock of the Company. A former member of Mintz, Levin who is currently of counsel to the firm owns 500 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         Incorporated herein by reference from Registration Statement on Form S-3, No. 33-43721.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

(4.1) Form of Common Stock Share Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-3, File No.33-51639, and incorporated herein by reference).

(4.2) Articles of Organization, as amended (Filed as Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 0-12042, and incorporated herein by reference).

(4.3)    By-Laws, as amended (Filed as Exhibit 3.2 to Annual Report on Form 10-K
         for  the  year  ended  December  31,  1992,  file  No.   0-12042,   and
         incorporated herein by reference).

(4.4) Rights Agreement, dated as of May 8, 1989, between the Registrant and First National Bank of Boston as the Rights Agent, including Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 1 to Registration Statement on Form 8-A, File No. 0-12042, filed May 26, 1989, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)   Consent of Price Waterhouse Coopers LLP

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of  the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on January 14, 1999.

                                  BIOGEN, INC.

                                 By: /s/James L. Vincent
                                     James L. Vincent
                                     Chairman of the Board and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below constitutes and appoints, Timothy M. Kish and Michael J. Astrue, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Biogen, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Signature                 Title                             Date


/s/ James L. Vincent      Chairman of the Board             January 14, 1999
    James L. Vincent      and Chief Executive
                          Officer (principal
                          executive officer)


 /s/ Timothy M. Kish      Vice President-Finance            January 14, 1999
     Timothy M. Kish      and Chief Financial Officer
                          (financial and accounting
                          officer)

/s/ Alexander G. Bearn    Director                          January 14, 1999
    Alexander G. Bearn


/s/ Alan Belzer           Director                          January 14, 1999
    Alan Belzer


/s/ Harold W. Buirkle     Director                          January 14, 1999
    Harold W. Buirkle


/s/ Mary L. Good          Director                          January 14, 1999
    Mary L. Good


/s/ Thomas F. Keller      Director                          January 14, 1999
    Thomas F. Keller


/s/ Roger H. Morley       Director                          January 14, 1999
    Roger H. Morley


/s/ Kenneth Murray        Director                          January 14, 1999
    Kenneth Murray


/s/ Phillip A. Sharp      Director                          January 14, 1999
     Phillip A. Sharp


/s/ Alan K. Simpson       Director                          January 14, 1999
    Alan K. Simpson



/s/ James W. Stevens      Director                          January 14, 1999
    James W. Stevens

                                  BIOGEN, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


Exhibit                                                             Sequential
Number    Description                                                 Page No.

(4.1) Form of Common Stock Share Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-3, File No.33-51639, and incorporated by reference).

(4.2) Articles of Organization, as amended (Filed as Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 0-12042, and incorporated by reference).

(4.3) By-Laws, as amended (Filed as Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 1992, file No. 0-12042, and incorporated herein by reference).

(4.4) Rights Agreement, dated as of May 8, 1989, between the Registrant and First National Bank of Boston as the Rights Agent, including Certificate of Designation of Series A Junior Participating Preferred Stock (Filed as Exhibit 1 to Registration Statement on Form 8-A, File No. 0-12042,filed May 26, 1989, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)    Consent of Price Waterhouse Coopers LLP

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)